As filed with the U.S. Securities and Exchange Commission on March 25, 2025.

Registration No. 333-285108

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

AMENDMENT NO. 3

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________

BGIN BLOCKCHAIN LIMITED
(Exact name of registrant as specified in its charter)

________________

Cayman Islands	7374	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

#09 12 Paya Lebar Square
60 Paya Lebar Road
Singapore 409051
+65 9658 5681
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________

Copies to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, New York 10022 (212) 530-2206	Arila Er Zhou, Esq. Anna Jinhua Wang, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th Floor New York, New York 10017 (212) 451-2908

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Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 is being filed solely for the purpose of filing certain exhibits, which include exhibits 1.1, 5.1, 8.1 and 23.2, to the registration statement on Form F-1 (File No. 333-285108), or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. This Amendment No. 3 does not contain copies of the prospectuses included in the Registration Statement, which remain unchanged from Amendment No. 2 to the Registration Statement filed on March 20, 2025, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

Our amended and restated memorandum and articles will provide that each officer or director of our company (but not auditors) shall be indemnified to the maximum extent permitted by law, out of our assets against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own actual fraud, willful default or willful neglect, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Under the form of indemnification agreement filed as Exhibit 10.1 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.    RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. We believe that our issuances of options to our employees, directors, officers and consultants were exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Number of Securities*	Consideration (US$)
Class A ordinary shares
Amarillo Starlight Limited	May 23, 2022	2,100,000	US$	210.0
Arete River (BVI) Ltd	May 23, 2022	955,000	US$	95.5
Brahma Eye Limited	May 23, 2022	2,460,000	US$	246.0
Caerus Meta Limited	May 23, 2022	1,150,000	US$	115.0
Centenary Hope Limited	May 23, 2022	765,000	US$	76.5
E.C Sagittarius Limited	May 23, 2022	850,000	US$	85.0
Extreme Beauty Corporate Consulting Limited	May 23, 2022	1,456,000	US$	145.6
Inchoi Investment Limited	May 23, 2022	2,250,000	US$	225.0
Jeff Peng (BVI) Ltd	May 23, 2022	1,015,000	US$	101.5
MetaStarry Investment Limited	May 23, 2022	2,470,000	US$	247.0
Moon Apollo Limited	May 23, 2022	1,750,000	US$	175.0
Moon Aquarius Limited	May 23, 2022	17,585,000	US$	1,758.5
Plutus Meta Limited	May 23, 2022	2,030,000	US$	203.0
Prototal Enterprises Limited	May 23, 2022	1,872,000	US$	187.2
Silverfountain Company Limited	May 23, 2022	832,000	US$	83.2
Amarillo Starlight Limited	February 4, 2025	1,050,000	US$	105.0

Purchaser	Date of Issuance	Number of Securities*	Consideration (US$)
Arete River (BVI) Ltd	February 4, 2025	477,500	US$	47.8
Brahma Eye Limited	February 4, 2025	1,230,000	US$	123.0
Caerus Meta Limited	February 4, 2025	575,000	US$	57.5
Centenary Hope Limited	February 4, 2025	382,500	US$	38.3
E.C Sagittarius Limited	February 4, 2025	425,000	US$	42.5
Extreme Beauty Corporate Consulting Limited	February 4, 2025	728,000	US$	72.8
Inchoi Investment Limited	February 4, 2025	1,125,000	US$	112.5
Jeff Peng (BVI) Ltd	February 4, 2025	507,500	US$	50.8
MetaStarry Investment Limited	February 4, 2025	1,235,000	US$	123.5
Moon Apollo Limited	February 4, 2025	875,000	US$	87.5
Moon Aquarius Limited	February 4, 2025	8,792,500	US$	879.3
Plutus Meta Limited	February 4, 2025	1,015,000	US$	101.5
Prototal Enterprises Limited	February 4, 2025	936,000	US$	93.6
Silverfountain Company Limited	February 4, 2025	416,000	US$	41.6
Chung Shing (Paul) Tsang	February 12, 2025	225,000	US$	22.5
Class B ordinary shares
Decho Investment Limited	May 23, 2022	10,460,000	US$	1,046.0
Decho Investment Limited	February 4, 2025	5,230,000	US$	523.0

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*        The number of securities under this column has been retroactively adjusted to reflect the Share Subdivision effected on February 4, 2025.

ITEM 8.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)    Exhibits

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.    UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)    For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2**	Amended and Restated Memorandum and Articles of Association of the Registrant, to be effective upon the effectiveness of the Registration Statement on Form F-1, of which this prospectus is a part
4.1**	Registrant’s Specimen Certificate for Class A Ordinary Shares
5.1	Opinion of Ogier regarding the validity of the ordinary shares being registered
8.1	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2**	Opinion of TWSL Partners regarding certain Hong Kong tax matters (included in Exhibit 99.2)
8.3**	Opinion of Dentons Rodyk & Davidson LLP regarding certain Singapore tax matters (included in Exhibit 99.4)
10.1**	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers
10.2**	Form of Employment Agreement between the Registrant and each of its directors and executive officers
10.3**	Form of Director Agreement between the Registrant and each of its non-executive directors
10.4**+	English Translation of Services Agreement entered into by and between Bgin SG and Shenzhen Bgin, dated December 31, 2024
10.5**+	Tenancy Agreement entered into by and between BGIN BLOCKCHAIN LIMITED and MAZ Corp., dated September 15, 2023

Exhibit No.	Description
10.6**	Form of Hosting Services Agreement between Bgin Management LLC and Each of its Customers Receiving Hosting Services
10.7**+	English Translation of Lease Agreement entered into by and between Bgin Tech Pte. Ltd. and Luen Hop Metal Po Ho Company Limited, dated November 8, 2023
10.8**+	Storage Agreement entered into by and between Bgin Infrastructure LLC and SHR Group, LLC., dated August 20, 2024
10.9**+	Hosting Services Agreement entered into by and between Bgin Infrastructure LLC and Energy Conversion Group, LLC, dated August 22, 2024
10.10**+	Hosting Services Agreement entered into by and between Bgin Infrastructure LLC and Ocean Blockchain LLC, dated September 25, 2024
10.11**+	Electronic Data Processing Services Agreement entered into by and between Bgin Infrastructure LLC and Blockchain Power Corp., dated October 1, 2024
10.12**+	Hosting Services Agreement entered into by and between Bgin Infrastructure LLC and VIKING DATA CENTERS LLC, dated December 6, 2024
10.13**+	Tenancy Agreement entered into by and between Bgin Technologies Pte. Ltd. and Kian Huat Metal Pte. Ltd., dated January 17, 2025
21.1**	Principal Subsidiaries of the Registrant
23.1**	Consent of ZH CPA, LLC
23.2	Consent of Ogier (included in Exhibit 5.1)
23.3**	Consent of TWSL Partners (included in Exhibit 99.2)
23.4**	Consent of Commerce & Finance Law Offices (included in Exhibit 99.3)
23.5**	Consent of Dentons Rodyk & Davidson LLP (included in Exhibit 99.4)
24.1**	Powers of Attorney (included on signature page)
99.1**	Code of Business Conduct and Ethics of the Registrant
99.2**	Opinion of TWSL Partners regarding certain Hong Kong law matters
99.3**	Opinion of Commerce & Finance Law Offices regarding certain PRC law matters
99.4**	Opinion of Dentons Rodyk & Davidson LLP regarding certain Singapore law matters
99.5**	Consent of Frost & Sullivan
99.6**	Charter of the Audit Committee of the Registrant’s Board of Directors
99.7**	Charter of the Compensation Committee of the Registrant’s Board of Directors
99.8**	Charter of the Nominating and Corporate Governance Committee of the Registrant’s Board of Directors
99.9**	Executive Compensation Recovery Policy of the Registrant
99.10**	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107**	Filing Fee Table

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*        To be filed by amendment

**      Previously filed

+        Portions of this exhibit have been omitted in accordance with Item 601(b)(10)(iv) of Regulation S-K. The Registrant undertakes to furnish a copy of all omitted schedules and exhibits to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on March 25, 2025.

BGIN BLOCKCHAIN LIMITED
By:	/s/ Qingfeng Wu
Name:	Qingfeng Wu
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Qiuhua Li	Chairman of the Board of Directors and Director	March 25, 2025
Name: Qiuhua Li
/s/ Qingfeng Wu	Chief Executive Officer and Director	March 25, 2025
Name: Qingfeng Wu	(Principal Executive Officer)
/s/ Zhao Xiang	Co-Chief Financial Officer	March 25, 2025
Name: Zhao Xiang	(Principal Accounting and Financial Officer)
/s/ Boquan He	Director	March 25, 2025
Name: Boquan He
/s/ Chung Shing (Paul) Tsang	Director	March 25, 2025
Name: Chung Shing (Paul) Tsang
/s/ Talila Millman	Director	March 25, 2025
Name: Talila Millman

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY, on March 25, 2025.

Cogency Global Inc. Authorized U.S. Representative
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.